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                                                              Exhibit - 99(g)(6)



                                     FORM OF
                                   SCHEDULE A
                        TO THE FUND ACCOUNTING AGREEMENT
                                     BETWEEN
                           THE BB&T MUTUAL FUNDS GROUP
                                       AND
                          BISYS FUND SERVICES OHIO, LP
                   (formerly The Winsbury Service Corporation)



NAME OF FUND
------------

BB&T U.S. Treasury Money Market Fund
BB&T Short Intermediate U.S. Government Income Fund
BB&T Intermediate U.S. Government Bond Fund
BB&T Large Company Value Fund
BB&T North Carolina Intermediate Tax-Free Fund
BB&T Balanced Fund
BB&T Small Company Growth Fund
BB&T International Equity Fund
BB&T Capital Manager Conservative Growth Fund
BB&T Capital Manager Moderate Growth Fund
BB&T Capital Manager Growth Fund
BB&T Prime Money Market Fund
BB&T Large Company Growth Fund
BB&T South Carolina Intermediate Tax-Free Fund
BB&T Virginia Intermediate Tax-Free Fund
BB&T Equity Index Fund
BB&T Intermediate Corporate Bond Fund
BB&T Tax-Free Money Market Fund
BB&T Capital Appreciation Fund
BB&T Mid Cap Value Fund
BB&T West Virginia Intermediate Tax-Free Fund
BB&T Capital Manager Aggressive Growth Fund



BB&T MUTUAL FUNDS GROUP             BISYS FUND SERVICES OHIO, INC.
                                    (formerly The Winsbury Service Corporation)

By:                                 By:
   --------------------------          -------------------------------

Title:                              Title:
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